Exhibit 10.1

AMENDMENT NO. 2

TO

LETTER OF CREDIT FACILITY AGREEMENT

This AMENDMENT NO. 2, dated as of April 24, 2006 (the “Amendment”), to the Letter of Credit Facility Agreement, dated as of August 30, 2001 (as amended, extended or supplemented to date, the “Letter of Credit Facility Agreement”), is by and between ALLIANCE RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”). Capitalized terms used herein without definition shall have the respective meanings specified in the Letter of Credit Facility Agreement.

W I T N E S S E T H

WHEREAS, the Borrower and Lender entered into the Letter of Credit Facility Agreement as of August 30, 2001, and entered into Amendment No. 1 to the Letter of Credit Facility Agreement on December 20, 2002.

WHEREAS, pursuant to the Letter of Credit Facility Agreement, the Lender has made available to the Borrower a letter of credit facility, upon the terms and conditions specified in the Letter of Credit Facility Agreement;

WHEREAS, the Borrower has requested a modification to one or more terms of the Letter of Credit Facility Agreement, and the Lender is willing to make such modifications;

WHEREAS, contemporaneously with the execution and delivery hereof, the Lender is entering into the Termination of Guaranty Agreement, dated the date hereof, pursuant to which the Lender has agreed to terminate the Guaranty Agreement; and

WHEREAS, upon the terms and subject to the conditions contained herein, the parties hereto wish to amend the Letter of Credit Facility Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Sections 1.3, 1.20, 1.21 and 1.22. The definitions contained in Sections 1.3, 1.20, 1.21 and 1.22 of the Letter of Credit Facility Agreement are hereby deleted in their entirety and replaced with the words “Intentionally omitted”.

2. Amendment to Section 1.8. Section 1.8 of the Letter of Credit Facility Agreement is hereby deleted its entirety and replaced with the following:

“1.8. “Cash Equivalents” means any of the following: (a) cash; (b) marketable securities of any issuer (including, without limitation, any corporation or governmental authority) and, if applicable, of any duration; and (c) any other item determined in accordance with GAAP to constitute cash or cash equivalents.”

3. Amendment to Section 1.25. Section 1.25 of the Letter of Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“1.25. “Letter of Credit Commitment” means the commitment of the Lender to issue Letters of Credit in an amount up to $26,000,000, as the same may be reduced in accordance with Sections 2.4 and 7.1(iii) hereof.”

4. Amendment to Section 1.31. Section 1.31 of the Letter of Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“1.31. “Opinion of Borrower’s Counsel” shall mean an opinion from Borrower’s counsel, dated the Effective Date and addressed to Lender, substantially in form and content as set forth on Schedule “1.31” hereto.”

5. Amendment to Section 2.4. Section 2.4 of the Letter of Credit Facility Agreement is hereby amended by deleting the following sentence: “Any such reduction of the Letter of Credit Commitment shall effect a reduction in the liquidity covenant required to be complied with on the part of the Guarantor as contemplated by Section 6.8 hereof.”

6. Amendment to Section 3.1. Section 3.1 of the Letter of Credit Facility Agreement is hereby amended by (i) deleting Sections 3.1.1 and 3.1.3 in their entirety and replacing them with the words “Intentionally omitted”, and (ii) deleting the words “and Guarantor’s” from Section 3.1.4.

7. Amendment to Section 5.1. Section 5.1 of the Letter of Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“5.1. Financial Statements. All financial statements heretofore delivered to Lender relating to the Borrower are true and correct in all material respects, have been prepared in accordance with Borrower’s past practices consistently applied, and fairly present (subject to year-end audit adjustments) the financial conditions reflected therein without material changes since the dates thereof.”

8. Amendment to Section 6.5. Section 6.5 of the Letter of Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“6.5. Insolvency. Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Borrower or its properties; (ii) admit in writing the inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of Borrower or, if action shall be taken against Borrower for the purpose of effecting any proceeding described in this clause (iv), such proceeding is not dismissed or stayed within sixty (60) calendar days of such proceeding filing date, or (v) become insolvent.”

9. Amendment to Section 6.8. Section 6.8 of the Letter of Credit Facility Agreement is hereby deleted in its entirety.

10. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of laws principles thereof.

(b) Ratification. Except as hereby expressly amended by this Amendment, the terms, covenants, conditions, agreements and representations and warranties contained in the Letter of Credit Facility Agreement are in all respects ratified and confirmed and remade as of the date hereof and, except as amended hereby, shall continue in full force and effect.

(c) Entire Agreement. This Amendment represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

(d) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

(e) Headings. The section headings and subsection headings have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Letter of Credit Facility Agreement to be duly executed by their respective officers as of the day and year first above written.

“Borrower”

ALLIANCE RESOURCE PARTNERS, L.P., a Delaware limited partnership

	By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC, its managing general partner

		By:	/s/ Cary P. Marshall
		Name:	Cary P. Marshall
		Title:	VP – Corporate Finance & Treasurer

“Lender”

FIFTH THIRD BANK

By:	/s/ Mike Mendenhall
Name:	Mike Mendenhall
Title:	Assistant Vice President

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